                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED RESEARCH CENTERS, INC.

                      ____________________________________

                            Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware


          Affiliated Research Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST: That the Board of Directors of the Corporation pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

          FOURTH:   Authorized Capital Stock.  The Corporation is authorized to issue three classes of capital stock, designated Class A Common Stock, Class B Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is as follows: 10,000,000 shares of Class A Common Stock, par value $0.001 per share, 685,324 shares of Class B Common Stock, par value $0.001 per share and 2,000,000 shares of Preferred Stock, par value $0.001 per share.

          Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to issue shares of Preferred Stock in such series and, by filing a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware, to establish the number of shares to be included in any such series, and to fix the powers, designations, preferences, and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of any such preferences and rights, of all shares of any such series. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of any or all of the following:

          (a) the number of shares constituting the series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) whether such series shall have voting powers, in addition to the voting powers provided by law, and, if so, the terms of such voting powers;

          (c) whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;

          (e) the rights of the shares of such series upon the voluntary or involuntary liquidation, dissolution, or winding up of, or upon any distribution of the assets of, the Corporation;

          (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of exchange applicable thereto, with provision for adjustment of any such price or rate in such events as the Board of Directors shall determine;

          (g) the rights, if any, of holders of shares of such series to subscribe for or to purchase any securities of the Corporation or of any other corporation or entity;

          (h) whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund; and

          (i) any other powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of any such preferences and rights, of such series;

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock.

          SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Affiliated Research Centers, Inc. has caused this Certificate to be duly executed by its President and attested to by its Assistant Secretary this 20th day of January, 1997.


                                        AFFILIATED RESEARCH CENTERS, INC.



                                        By    /s/ David R. Adamoli
                                           -----------------------
                                                  President

ATTEST:



   /s/ Steven M. Rauscher
----------------------------
        Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED RESEARCH CENTERS, INC.

                      ____________________________________

                            Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware


          Affiliated Research Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          "The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          FOURTH:   Authorized Capital Stock.  The Corporation is authorized to issue three classes of capital stock, designated Class A Common Stock, Class B Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is as follows: 10,000,000 shares of Class A Common Stock, par value $0.001 per share, 685,324 shares of Class B Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $0.001 per share."

     SECOND:   That the stockholders of the Corporation have approved such amendment at a meeting of the Corporation's stockholders held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Affiliated Research Centers, Inc. has caused this Certificate to be duly executed by its President and attested to by its Assistant Secretary this 29th day of October, 1998.

                                      AFFILIATED RESEARCH CENTERS, INC.



                                      By   /s/ David R. Adamoli
                                        --------------------------
                                               President

ATTEST:



   /s/ Steven M. Rauscher
----------------------------
       Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED RESEARCH CENTERS, INC.

                      ____________________________________

                            Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware


          Affiliated Research Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          "The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          FOURTH:   Authorized Capital Stock.  The Corporation is authorized to issue three classes of capital stock, designated Class A Common Stock, Class B Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is as follows: 25,000,000 shares of Class A Common Stock, par value $0.001 per share, 685,324 shares of Class B Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share."

     SECOND:   That the stockholders of the Corporation have approved such amendment by means of written action of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Affiliated Research Centers, Inc. has caused this Certificate to be duly executed by its President and attested to by its Assistant Secretary this 6th day of January, 2000.


                                        AFFILIATED RESEARCH CENTERS, INC.



                                        By   /s/ David R. Adamoli
                                          --------------------------
                                                 President

ATTEST:



   /s/ Steven M. Rauscher
----------------------------
       Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED RESEARCH CENTERS, INC.

                      ____________________________________

                            Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware


          Affiliated Research Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          "Article First of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          FIRST:  The name of the Corporation is AmericasDoctor.com, Inc."

     SECOND:   That the stockholders of the Corporation have approved such amendment by means of written action of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Affiliated Research Centers, Inc. has caused this Certificate to be duly executed by its President and attested to by its Assistant Secretary this 6th day of January, 2000.


                                        AFFILIATED RESEARCH CENTERS, INC.



                                        By   /s/ David R. Adamoli
                                          --------------------------
                                                 President

ATTEST:



   /s/ Steven M. Rauscher
----------------------------
       Assistant Secretary




                                      2